UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2015

Medical Transcription Billing, Corp.
(Exact name of registrant as specified in its charter)

Delaware	333-192989	22-3832302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Clyde Road Somerset, New Jersey	08873
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (732) 873-5133

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On November 19, 2015, the Registrant issued a press release announcing the exercise of the underwriters' over-allotment option issued in connection with the Registrant's recent offering of 11% Series A Cumulative Redeemable Perpetual Preferred Stock ("Series A Preferred Stock"). The exercise of the over-allotment, 27,616 shares, resulted in 231,616 shares in total sold by MTBC of the Series A Preferred Stock and increased the total gross proceeds raised in the offering to approximately $5.8 million, before deducting the underwriting discounts, commissions, and other offering expenses.

The Registrant intends to use the additional capital as described in the prospectus related to this offering which is available through the SEC's website at www.sec.gov.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit 99.1 Press Release issued November 19, 2015 by Medical Transcription Billing, Corp.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Medical Transcription Billing, Corp. (Registrant)
November 19, 2015 (Date)	/s/ MAHMUD HAQ Mahmud Haq Chairman of the Board and Chief Executive Officer